Exhibit 99.1

                                                                                 MEDIA CONTACT
Allison Lowe Burum
 (972) 499-6631
Allison.Lowe@hck2.com
ir@mannatech.com

Mannatech Reports Fourth Quarter and Year End Results
Positive EBITDA for 2010

(COPPELL, Texas) March 9, 2011 – Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today reported a net loss of $2.7 million or $0.10 cents per diluted share for the fourth quarter ending December 31, 2010, compared to net income of $2.2 million or $0.08 cents per diluted share for the fourth quarter of 2009.

Fourth quarter net sales for 2010 were $54.9 million, a decrease of 21.7% compared to $70.1 million in the fourth quarter of 2009.  North American sales declined 24.4% to $27.5 million compared to $36.4 million in the fourth quarter of 2009. International sales of $27.4 million decreased 18.7% compared to $33.7 million in the fourth quarter of 2009.  Fourth quarter 2010 results included essentially level sales compared to third quarter 2010 volumes, and a fourth quarter operating deficit of $2.8 million improved by $0.9 million versus the prior quarter.

Mannatech successfully launched operations in Mexico on January 24, 2011; pre-opening opportunity meetings and extensive road shows were held during the fourth quarter as well as in the January leading up to the actual launch date.

Dr. Robert Sinnott, Co-CEO & chief science officer, commented, “With the success of the Mexico launch, Mannatech is once again firmly committed to continuing prudent international expansion.  We wish to provide both the great products and the significant opportunity offered by Mannatech to everyone around the world.”

Stephen Fenstermacher, Co-CEO & chief financial officer, said, “We have been highly focused on returning the company to stability in order to provide a solid platform for growth to our independent Associates and shareholders alike.  Our results throughout 2010 have made progress toward achieving that goal, which was met in recording positive EBITDA(1) in the fourth quarter.”

Annual sales for 2010 were $228.1 million, down 21.3% from $289.7 million for the full year 2009.  The company reported a net loss for the full year of $10.6 million, an improvement of $6.8 million compared to the full year net loss of $17.4 million in 2009.  Pre-tax results for 2010 were improved by $13.0 million despite the sales decline.  The loss per share of $0.40 for the full year 2010 improved by $0.26 compared to the loss per share of $0.66 for the full year 2009.   Annual 2010 EBITDA results were $0.3 million, compared to negative EBITDA of $12.2 million in 2009.  Pre-opening expenses of $1.1 million were incurred in 2010 in preparation for the launch of Mexico, largely in the second half of the year.

New independent Associates and Members for the full year 2010 were 89,000 compared to 145,000 in 2009.  New independent Associates and Members totaled 23,196 in the fourth quarter of 2010, compared to 27,527 in the fourth quarter of 2009.  Total independent Associate and Member count based on a 12-month trailing period was approximately 403,000 as of December 31, 2010 as compared to 513,000 as of December 31, 2009.

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, March 10, 2011 at 9:00 a.m. Central Standard Time, 10:00 a.m. Eastern Standard Time.  Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

_________________________

(1) To supplement Mannatech’s consolidated financial statements presented in accordance with the generally accepted accounting principles (“GAAP”), in this press release Mannatech uses the non-GAAP financial measure of EBITDA (defined by the company as earnings before interest, taxes, depreciation and amortization).  This measure is not in accordance with, or an alternative to, GAAP.  Mannatech’s management reviews this non-GAAP measure internally to evaluate its performance and manage its operations.  Mannatech believes that the inclusion of EBITDA results provides investors useful and important information regarding Mannatech’s operating results.

The following is a tabular presentation of the non-GAAP financial measure EBITDA, including a reconciliation to GAAP net income (loss), which Mannatech believes to be the most directly comparable GAAP financial measure.

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Net income (loss)	$(2,742)	$2,151	$(10,616)	$(17,368)
Interest income	(172)	(291)	(173)	(473)
Income taxes	558	(1,922)	(424)	(6,707)
Depreciation and amortization	2,826	2,976	11,517	12,333
EBITDA	$470	$2,914	$304	$(12,215)

Many of Mannatech’s products are based on Real Food Technology solutions, which provide consumers with products that contain standardized levels of natural and plant-sourced nutrients. Food-sourced ingredients are chosen from those scientifically proven to most benefit the human body.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. These proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, the Republic of Korea and Mexico. For more information, visit mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Net Sales in Dollars and as a Percentage of Consolidated Net Sales
(In millions, except percentages)

	For the three months ended December 31,
	2010		2009		Dollar change	Percentage change
United States	$23.0	42.0%	$31.0	44.2%	$(8.0)	(25.8)%
Japan	8.5	15.5%	10.6	15.1%	(2.1)	(19.8)%
Republic of Korea	5.8	10.5%	7.2	10.3%	(1.4)	(19.4	) %
Australia	5.2	9.5%	6.2	8.8%	(1.0)	(16.1	) %
Canada	4.5	8.2%	5.4	7.8%	(0.9)	(16.7)%
South Africa	3.0	5.3%	3.8	5.4%	(0.8)	(21.1	) %
Taiwan	1.4	2.5%	1.8	2.6%	(0.4)	(22.2	) %
United Kingdom	0.7	1.3%	0.9	1.3%	(0.2)	(22.2	) %
New Zealand	0.6	1.1%	1.1	1.6%	(0.5)	(45.5	) %
Singapore	0.6	1.1%	0.5	0.7%	0.1	20.0%
Germany	0.5	0.9%	0.7	1.0%	(0.2)	(28.6	) %
Norway(1)	0.5	0.9%	0.3	0.4%	0.2	66.7%
Austria(1)	0.2	0.4%	0.2	0.3%	—	—%
The Netherlands(1)	0.2	0.4%	0.1	0.1%	0.1	100.0%
Denmark	0.1	0.2%	0.2	0.3%	(0.1)	(50.0	) %
Sweden(1)	0.1	0.2%	0.1	0.1%	—	—%
Totals	$54.9	100%	$70.1	100%	$(15.2)	(21.7)%

	For the year ended December 31,
	2010		2009		Dollar change	Percentage change
United States	$100.8	44.1%	$140.7	48.6%	$(39.9)	(28.4)%
Japan	34.2	15.0%	42.0	14.5%	(7.8)	(18.6	) %
Republic of Korea	22.0	9.6%	26.4	9.1%	(4.4)	(16.7	) %
Australia	20.0	8.8%	22.9	7.9%	(2.9)	(12.7	) %
Canada	18.5	8.1%	23.0	7.9%	(4.5)	(19.6	) %
South Africa	12.0	5.3%	13.2	4.6%	(1.2)	(9.1	) %
Taiwan	6.4	2.8%	6.6	2.3%	(0.2)	(3.0	) %
New Zealand	3.1	1.4%	4.3	1.5%	(1.2)	(27.9	) %
United Kingdom	2.4	1.1%	3.3	1.0%	(0.9)	(27.3	) %
Germany	2.3	1.0%	3.2	1.1%	(0.9)	(28.1	) %
Singapore	2.1	0.9%	1.5	0.5%	0.6	40.0%
Norway(1)	1.6	0.7%	0.3	0.1%	1.3	433.3%
Austria(1)	1.1	0.5%	0.3	0.1%	0.8	266.7%
The Netherlands(1)	0.6	0.3%	0.2	0.1%	0.4	200.0%
Denmark	0.5	0.2%	1.6	0.6%	(1.1)	(68.8	) %
Sweden(1)	0.5	0.2%	0.2	0.1%	0.3	150.0%
Totals	$228.1	100%	$289.7	100%	$(61.6)	(21.3)%
_________________________

(1) Austria, the Netherlands, Norway, and Sweden began operations in September 2009.

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$21,584	$17,367
Restricted cash	1,265	1,288
Accounts receivable, net of allowance of $21 and $16 in 2010 and 2009, respectively	416	664
Income tax receivable	917	8,075
Inventories, net	24,070	31,290
Prepaid expenses and other current assets	4,356	3,139
Deferred tax assets	2,607	2,662
Total current assets	55,215	64,485
Property and equipment, net	18,449	27,144
Construction in progress	524	317
Long-term restricted cash	3,532	7,201
Other assets	3,054	2,503
Long-term deferred tax assets	649	652
Total assets	$81,423	$102,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$1,328	$847
Accounts payable	5,534	11,319
Accrued expenses	10,318	14,231
Commissions and incentives payable	9,166	10,624
Taxes payable	3,721	2,577
Current deferred tax liability	243	274
Deferred revenue	1,930	2,807
Total current liabilities	32,240	42,679
Capital leases, excluding current portion	1,204	1,068
Long-term deferred tax liabilities	1,903	3,923
Other long-term liabilities	4,996	3,348
Total liabilities	40,343	51,018

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,697,560 shares issued and 26,490,466 shares outstanding as of December 31, 2010 and 27,687,882 shares issued and 26,480,788 shares outstanding as of December 31, 2009	3	3
Additional paid-in capital	42,049	41,442
Retained earnings	15,127	25,743
Accumulated other comprehensive loss	(1,308)	(1,113)
Less treasury stock, at cost, 1,207,094 shares in 2010 and 2009	(14,791)	(14,791)
Total shareholders’ equity	41,080	51,284
Total liabilities and shareholders’ equity	$81,423	$102,302

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Net sales	$54,951	$70,065	$228,088	$289,705
Cost of sales	8,114	10,869	32,754	46,813
Commissions and incentives	22,702	31,002	97,319	146,415
	30,816	41,871	130,073	193,228
Gross profit	24,135	28,194	98,015	96,477

Operating expenses:
Selling and administrative	15,078	16,594	62,657	69,997
Depreciation and amortization	2,826	2,976	11,517	12,333
Other operating	9,030	8,910	35,322	39,741
Total operating expenses	26,934	28,480	109,496	122,071

Loss from operations	(2,799)	(286)	(11,481)	(25,594)
Interest income	172	291	173	473
Other income, net	443	224	268	1,046
Income (loss) before income taxes	(2,184)	229	(11,040)	(24,075)
(Provision) benefit for income taxes	(558)	1,922	424	6,707
Net income (loss)	$(2,742)	$2,151	$(10,616)	$(17,368)

Earnings (loss) per share:
Basic	$(0.10)	$0.08	$(0.40)	$(0.66)
Diluted	$(0.10)	$0.08	$(0.40)	$(0.66)

Weighted-average common shares outstanding:
Basic	26,490	26,481	26,488	26,467
Diluted	26,490	26,530	26,488	26,467

The number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended December 31, were as follows:

	2010		2009
New	89,000	22%	145,000	28%
Continuing	314,000	78%	368,000	72%
Total	403,000	100%	513,000	100%